   As filed with the Securities and Exchange Commission on September 18, 2002

                                                            File No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                            FORRESTER RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            04-2797789
 (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)


                              400 Technology Square
                         Cambridge, Massachusetts 02139
                                 (617) 497-7090
          (Address of principal executive offices, including zip code)

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                         -----------------------------
                            (Full title of the plan)

                            TIMOTHY J. MOYNIHAN, ESQ.
                          General Counsel and Secretary
                            Forrester Research, Inc.
                              400 Technology Square
                         Cambridge, Massachusetts 02139
                                 (617) 497-7090
                              (617) 868-0577 (Fax)


                ------------------------------------------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

 Title of Securities        Amount to be         Proposed maximum          Proposed maximum        Amount of
 to be registered           registered           offering price            aggregate offering      registration fee
                                                 per share(1)              price(1)
--------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01             500,000 shares           $16.11                   $8,055,000               $742
====================================================================================================================

(1) The offering price per share and the maximum aggregate offering price have been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Forrester Research, Inc. Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on September 17, 2002.

================================================================================

                                EXPLANATORY NOTE


     This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register 500,000 additional shares of common stock to be offered pursuant to the 1996 Employee Stock Purchase Plan (the "1996 Plan") of Forrester Research, Inc. (the "Company"). A registration statement on Form S-8 (No. 333-16905), filed with the Commission on November 27, 1996 to register 400,000 shares of common stock offered pursuant to the 1996 Plan is currently effective and is hereby incorporated herein by reference.

     All references to shares of Company common stock have been adjusted to reflect the stock split effected in the form of a 100% stock dividend on February 7, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on this 18th day of September, 2002.

                                       FORRESTER RESEARCH, INC.


                                       By: /s/ George F. Colony
                                          ----------------------------------
                                           Name: George F. Colony
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes George F. Colony, Warren Hadley and Timothy J. Moynihan with full power of substitution, to execute in the name of and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement, and any subsequent registration statement for the same offering that may be filed under Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement and any subsequent registration statement under Rule 462(b) as the person(s) so acting deems appropriate.

Signature                 Title                               Date
---------                 -----                               ----


/s/ George F. Colony      Chairman of the Board and Chief     September 18, 2002
-----------------------   Executive Officer (principal
George F. Colony          executive officer)


/s/ Warren Hadley         Chief Financial Officer and         September 18, 2002
-----------------------   Treasurer (principal financial
Warren Hadley             and accounting officer)


/s/ Robert M. Galford     Director                            September 18, 2002
-----------------------
Robert M. Galford

/s/ George R. Hornig      Director                            September 18, 2002
-----------------------
George R. Hornig

/s/ Michael H. Welles     Director                         September 18, 2002
-----------------------
Michael H. Welles


/s/ Henk W. Broeders      Director                         September 18, 2002
----------------------
Henk W. Broeders

                                 EXHIBIT INDEX

Number    Title of Exhibit                                  Page
------    ----------------                                  ----

 5        Opinion of Ropes & Gray                           6

23.1      Notice Regarding Consent of Arthur Andersen LLP   7

23.2      Consent of Ropes & Gray (contained
          in the opinion filed as Exhibit 5 hereto)         6

24        Power of Attorney (included as part of
          the signature page filed herewith)                3